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                                                                    EXHIBIT 99.1

            [LOGO OF BOOTS & COOTS INTERNATIONAL WELL CONTROL INC.]


 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC. PURCHASES LOGISTICS AND SUPPLY DIVISION OF INTERNATIONAL TOOL & SUPPLY COMPANY, INC.--CONTINUES EXPANSION OF
                    EMERGENCY RESPONSE SUPPORT CAPABILITIES

        HOUSTON, JANUARY 5, 1998--BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC. (OTCBB:BCWC) (The "Company") announced today that it has purchased the logistics and supply division of International Tool & Supply Company, Inc. ITS Supply Corporation is a Houston based, ISO 9002 certified, materials and equipment procurement, transportation and logistics company that serves the energy industry world-wide, with offices in Houston, Venezuela, Peru, Dubai
(UAE) and the United Kingdom. While complete terms of the acquisition were not disclosed, financial advisory services and partial acquisition financing were provided by Main Street Merchant Partners II, L.P. and Geneva Associates, L.L.C.

        During its fiscal year ended March 31, 1997, ITS Supply generated approximately $41 million in revenues and operating profit of approximately $1 million. For the unaudited six month interim period ended September 30, 1997, ITS Supply reported revenues of approximately $25 million and contributed approximately $1 million to its parent company's operating profits. Management and principal employees of ITS Supply will all continue in their current positions.

        "The ITS acquisition is the latest step in our strategy to expand in-house capabilities serving the world-wide emergency response requirements of the oil and gas and petrochemical industries," said Larry H. Ramming, Chief Executive Officer of Boots & Coots. "ITS Supply strongly enhances Boots &

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BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC. PURCHASES LOGISTICS AND SUPPLY
DIVISION OF INTERNATIONAL TOOL & SUPPLY COMPANY, INC.--CONTINUES EXPANSION OF EMERGENCY RESPONSE SUPPORT CAPABILITIES
PAGE 2

Coots" growing leadership role as an integrated single source provider of contingency planning, emergency preparedness, troubleshooting, emergency response, blowout control and firefighting, production restoration and environmental reclamation and remediation."

        As part of its expansion strategy, Boots & Coots has acquired ABASCO, a recognized leader in the design and manufacture of a comprehensive line of rapid response spill containment and reclamation products, and recently announced plans to acquire Code 3, Inc., a highly regarded hazardous material response firm that specializes in the control, containment and mitigation of hazardous material and oil spills for the petrochemical and transportation industries.

        "While we believe that ITS Supply's experience at providing in-house sourcing, procurement, and transportation capabilities are a valuable addition to our Company, we are particularly excited with the opportunity for developing strategic marketing and distribution alliances on a global basis. The ITS Supply acquisition significantly strengthens our ability to provide, from a single source, the complex array of products and services that are required to respond to any oilfield or petrochemical industry disaster. We see this as providing a firm and diversified foundation for our plans to become a single-source contractor for everything from incident prevention to environmental remediation and the restoration of production," Ramming said.

        Boots & Coots International Well Control, Inc., based in Houston, is a global emergency response company that specializes, through its well control unit, in responding to
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BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC. PURCHASES LOGISTICS AND SUPPLY
DIVISION OF INTERNATIONAL TOOL & SUPPLY COMPANY, INC.-- CONTINUES EXPANSION OF EMERGENCY RESPONSE SUPPORT CAPABILITIES
PAGE 3


and controlling oil field emergencies, including oil and gas well blowouts and well fires, as well as providing snubbing and other non-critical well control services. Through internal growth and strategic acquisitions, Boots & Coots intends to continue to expand its role as an integrated full-service emergency-response company with the in-house ability to serve the world-wide needs of the oil and gas and petrochemical industries.

        Forward looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, investors are cautioned that all forward looking statements involve risks and uncertainties which may cause actual results to differ from anticipated results, including risks associated with the timing and development of, and market acceptance of, the Company's services and products as well as risks of downturns in economic conditions generally, risks associated with competition and competitive pricing pressures, and other risks detailed in the Company's filing with the Securities and Exchange Commission, including its latest form 10-KSB and 10-QSB.

                                      ###

        FOR FURTHER INFORMATION, contact Thomas L. Easley, Chief Financial Officer (713) 621-7911